                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SEROLOGICALS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            SEROLOGICALS CORPORATION
                              5655 SPALDING DRIVE
                            NORCROSS, GEORGIA 30092

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2001
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Serologicals Corporation (the "Corporation") will be held at 8:00 A.M., local time, on May 8, 2001, at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, Georgia 30092, for the following purposes:

          1. To elect two Class 3 Directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2004 and until the election and qualification of their respective successors;

          2. To approve the Corporation's Stock Incentive Plan; and

          3. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's $0.01 par value common stock (the "Common Stock") at the close of business on March 13, 2001 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

     STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors,

                                           Peter J. Pizzo, III
                                           Secretary
Dated: April 4, 2001

                            SEROLOGICALS CORPORATION
                              5655 SPALDING DRIVE
                            NORCROSS, GEORGIA 30092
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Serologicals Corporation (the "Corporation") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held at 8:00 A.M., local time, on May 8, 2001, at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, GA 30092 and at any adjournments thereof. The purposes of the meeting are:

          1. To elect two Class 3 directors of the Corporation to hold office until the Annual Meeting of Stockholders occurring in 2004 and until the election and qualification of their respective successors;

          2. To approve the Serologicals Corporation Stock Incentive Plan (the "Stock Incentive Plan"); and

          3. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below,
(ii) FOR the approval of the Stock Incentive Plan and (iii) in the discretion of the persons named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is April 4, 2001.

                                     VOTING

     Holders of record of the Corporation's Common Stock on March 13, 2001 will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 23,397,748 shares of Common Stock outstanding and entitled to vote, and a majority will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of Directors. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary to adopt the Stock Incentive Plan. Abstentions are counted as a vote against the Stock Incentive Plan and broker non-votes will have no effect on the Stock Incentive Plan. The Board of Directors recommends a vote FOR each of the nominees named below and FOR the adoption of the Stock Incentive Plan.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     Two directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. Both such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election either of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director and the nominees have each agreed to serve if elected.

     The Board of Directors currently consists of eight members and is divided into three classes. The following information is derived from information supplied by the nominees and directors and is presented with respect to the nominees for election as directors of the Corporation in Class 3 to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes 1 and 2 whose terms expire at the annual meeting of stockholders occurring in 2002 and 2003, respectively, and until the election and qualification of their respective successors.

                NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2004
                                   (CLASS 3)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
Desmond H. O'Connell, Jr....................................  65          1998
George M. Shaw, M.D., Ph.D..................................  47          1993

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

     Directors Whose Term Expires in 2002 (CLASS 1)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF NOMINEE                                               AGE   CORPORATION SINCE
---------------                                               ---   -----------------
Gerard M. Moufflet..........................................  57          2001
Lawrence E. Tilton..........................................  65          1996
Matthew C. Weisman..........................................  59          1992

     Directors Whose Term Expires in 2003 (CLASS 2)

                                                                       HAS BEEN A
                                                                     DIRECTOR OF THE
NAME OF DIRECTOR                                              AGE   CORPORATION SINCE
----------------                                              ---   -----------------
David A. Dodd...............................................  51          2000
Wade Fetzer, III............................................  63          1997
Samuel A. Penninger, Jr.....................................  59          1983

     Desmond H. O'Connell, Jr. has been a director of the Corporation since July 1998 and has served as Chairman of the Board of Directors since May 2000. From September 1999 until June 2000, Mr. O'Connell served as interim President and Chief Executive Officer of the Corporation. Since 1990, Mr. O'Connell has been an independent management consultant. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Healthcare. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc. including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell is currently a member of the Board of Directors of Abiomed, Inc., a publicly traded manufacturer and marketer of cardiac assist devices.

     George M. Shaw, M.D., Ph.D. has been a director of the Corporation and a member of its Scientific Advisory Board since August 1993. Dr. Shaw is currently the chairman of the Corporation's Regulatory Compliance Committee and a member of the Audit Committee. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute and Director, Division of Hematology/Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Deputy Director and Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July

1988. Dr. Shaw serves as an External Advisory Committee Member of the Aaron Diamond AIDS Research Center and the University of California at San Francisco Center for AIDS Research.

     Gerard M. Moufflet has been a director of the Corporation since April 2001. Mr. Moufflet is a Managing Director for Advent International, a private equity investment firm headquartered in Boston, Massachusetts, a position he has held since 1989. From 1972 to 1989, Mr. Moufflet served in various capacities for Baxter Travenol, most recently as Corporate Vice President responsible for various European operations. Mr. Moufflet serves as a director of Curative Health Services Inc., Harvard Dental School and other private companies and not-for-profit organizations.

     Lawrence E. Tilton has been a director of the Corporation since July 1996 and is currently chairman of the Corporation's Compensation Committee. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. Since 1960, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

     Matthew C. Weisman has been a director of the Corporation since May 1992. Mr. Weisman is chairman of the Corporation's Corporate Governance and Nominating Committee and of the Corporation's Ad Hoc Litigation Committee, and a member of the Audit Committee and the Compensation Committee. Since 1983, Mr. Weisman has been the President and Chief Executive Officer of Cobey Corporation, a new ventures consulting company. Mr. Weisman has served as a director of private and public companies and as director of not-for-profit healthcare and research organizations. Mr. Weisman has served as a Management Faculty Scholar at the Boston University School of Medicine since 1999.

     David A. Dodd has served as President, Chief Executive Officer and director of the Corporation since June 2000. From August 1995 until June 2000, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., and as a member of the Management Board for the Pharmaceutical Sector of Solvay S.A. In addition, Mr. Dodd served as Chairman of the Board of Unimed Pharmaceuticals, Inc. from July 1999 until June 2000. Prior to joining Solvay, Mr. Dodd served in a number of management and executive positions with major life science corporations, including American Home Products, Bristol-Myers Squibb and Abbott Laboratories. Mr. Dodd currently also serves on the board of directors of one not-for-profit organization.

     Wade Fetzer, III has been a director of the Corporation since December 1997 and is currently the chairman of the Audit Committee. Mr. Fetzer joined the Goldman Sachs Group in 1971 where he has served as a General Partner from 1986 to 1994, as a Limited Partner from 1994 to 1999 and as an Advisory Director since 1999. Mr. Fetzer currently serves on the boards of four privately held corporations. In addition, he serves as Chairman Emeritus for the University of Wisconsin Foundation and the Kellogg Alumni Advisory Board.

     Samuel A. Penninger, Jr. has served a director of the Corporation since 1983 and is currently a member of the Corporation's Corporate Governance and Nominating Committee and of the Corporation's Regulatory Compliance Committee. From March 1983 until March 1993, Mr. Penninger also served as President of the Corporation and from March 1993 until May 2000 he served as Chairman of the Board of Directors. Mr. Penninger founded the Corporation in 1971. He has served as a director of the American Blood Resource Association and is a member of the American Association of Blood Banks.

                             MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 2000, eleven meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served. The Corporation's Board of Directors currently has the following standing Board Committees: Compensation Committee, Audit Committee, Corporate Governance and Nominating Committee and Regulatory Compliance Committee. In 2001, the Corporation also established the Ad Hoc Litigation Committee.

     The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Corporation, succession planning, reviewing benefit plans and administering the Corporation's various stock option and other equity-related plans. This Committee held nine meetings during the Corporation's last fiscal year.

     The Audit Committee is responsible for providing oversight of the Corporation's activities, primarily as they relate to financial matters, to ensure that they are conducted in a legal and ethical manner. This Committee oversees the Corporation's financial reporting control and internal and external audit functions, and is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Corporation, evaluating the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing any non-audit services performed by the independent auditors. The Audit Committee Charter, which is included as Appendix A, describes in greater detail the roles and responsibilities of the Audit Committee. Each member of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. This Committee held eleven meetings during the Corporation's last fiscal year.

     The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board on Board organization and procedures, performance evaluation of the Board, individual directors and the Chief Executive Officer and nomination of directors. This Committee held four meetings during the Corporation's last fiscal year. The Nominating Committee will consider nominations for directors from stockholders that meet the timeliness and other requirements of the Company's Certificate of Incorporation, By-laws and applicable law. Any such nominations should be made in writing to the Secretary, Serologicals Corporation, 5655 Spalding Drive, Norcross, GA 30092.

     The Regulatory Compliance Committee is responsible for overseeing the Corporation's compliance with respect to non-financial regulatory matters. This Committee did not meet during 2000.

     In 2001, the Ad Hoc Litigation Committee was created and is responsible for oversight of the litigation process in respect to significant litigation matters and to act as liaison for the Board of Directors with respect to such matters.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of the Corporation ("the Audit Committee") has met and held discussions with management and Arthur Andersen LLP, the independent public accountants. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     The Corporation's independent public accountants also provided to the Audit Committee written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants the accountants' independence from the Corporation.

     Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                AUDIT COMMITTEE
                           Wade Fetzer, III, Chairman
                          George M. Shaw, M.D., Ph.D.
                               Matthew C. Weisman

           SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

     The following table provides information as of April 3, 2001 (except as otherwise disclosed in the footnotes to the table) as to (i) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities, (ii) each director and nominee, (iii) each of the Named Executive Officers (as defined in "Executive Compensation" below), and
(iv) all current directors and executive officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                                                               BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OWNERSHIP(1)   COMMON STOCK(2)
---------------------------------------                       ------------   ---------------
SAFECO Asset Management and affiliated companies(3)
  SAFECO Plaza Seattle, WA 98185-0001.......................   2,822,256          12.4%
T. Rowe Price Associates, Inc. and affiliated companies(4)
  100 E. Pratt Street Baltimore, MD 21202...................   2,758,850          12.1%
Putnam Investment Management, and affiliated companies(5)
  One Post Office Square
  Boston, MA 02109..........................................   1,914,374           8.4%
Samuel A. Penninger, Jr.(6).................................     585,062           2.5%
Desmond H. O'Connell, Jr.(7)................................     175,000             *
David A. Dodd(8)............................................     120,800             *
Keith J. Thompson(9)........................................      98,900             *
Wade Fetzer, III(10)........................................      93,000             *
Lawrence E. Tilton(11)......................................      70,369             *
George M. Shaw, MD., Ph.D.(12)..............................      68,400             *
Toby L. Simon, M.D.(13).....................................      49,000             *
Matthew C. Weisman(14)......................................      36,050             *
Peter J. Pizzo, III(15).....................................      27,333             *
Gerard M. Moufflet(16)......................................          --             *
P. Ann Hoppe(17)............................................      77,514             *
All current executive officers and directors as a group
  (consisting of 13 individuals)(18)........................   1,324,332           5.5%

---------------

  *  Less than 1%
 (1) This table identifies persons having voting and investment power with respect to the shares, or shares underlying options, set forth opposite their names as of April 3, 2001, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of April 3, 2001. For purposes of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of March 30, 2001 are deemed to be beneficially owned by, and only outstanding with respect to, such person.

 (3) Based on a joint Schedule 13G dated January 12, 2001 filed with the Securities and Exchange Commission (the "Commission"), as of December 31, 2000 SAFECO Corporation was the beneficial owner with shared voting and dispositive power of 2,822,256 shares of Common Stock; SAFECO Common Stock Trust was the beneficial owner with shared voting and dispositive power of 2,064,756 shares of Common Stock; and SAFECO Asset Management Company was the beneficial owner with shared voting and dispositive power of 2,822,256 shares of Common Stock. SAFECO Asset Management Company and SAFECO Corporation disclaim beneficial ownership of the shares reported.

 (4) Based on a joint Schedule 13G dated February 14, 2001 filed with the Commission, as of December 31, 2000 T. Rowe Price Associates, Inc. was the beneficial owner of 2,758,850 shares of Common Stock, with sole voting with respect to 306,700 shares and sole dispositive power with respect to 2,758,850 shares of Common Stock. T. Rowe Price Associates, Inc. disclaims beneficial ownership to any of these shares. T. Rowe Price New Horizons Fund, Inc. was the beneficial owner with sole voting power of 1,825,000 shares of Common Stock, and had no dispositive powers. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares reported.

 (5) Based on a joint Schedule 13G dated February 13, 2001 filed with the Commission, as of December 31, 2000 Putnam Investments LLC was the beneficial owner of 1,914,374 shares of Common Stock, with shared voting power of 846,100 shares of Common Stock and shared dispositive powers of 1,914,374 shares of Common Stock; Putnam Investment Management LLC was the beneficial owner with shared dispositive power of 398,274 shares of Common Stock; and The Putnam Advisory Company, LLC was the beneficial owner of 1,516,100 shares of Common Stock, with shared voting power of 846,100 shares of Common Stock and shared dispositive power of 1,515,100 shares of Common Stock.

 (6) Includes 555,000 shares held jointly with Mr. Penninger's spouse, and 7,500 shares held in each of two trusts for certain members of his family and of which his spouse is trustee, and includes 15,062 shares of Common Stock that Mr. Penninger has the right to acquire pursuant to options exercisable within 60 days.

 (7) Includes 127,000 shares of Common Stock that Mr. O'Connell has the right to acquire pursuant to options exercisable within 60 days.

 (8) Includes 112,500 shares of Common Stock that Mr. Dodd has the right to acquire pursuant to options exercisable within 60 days.

 (9) Includes 6,575 shares held by Mr. Thompson's spouse, and includes 85,750 shares of Common Stock that Mr. Thompson has the right to acquire pursuant to options exercisable within 60 days.

(10) Includes 54,000 shares of Common Stock that Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days.

(11) Includes 63,369 shares of Common Stock that Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days.

(12) Represents shares of Common Stock that Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days.

(13) Includes 45,000 shares of Common Stock that Dr. Simon has the right to acquire pursuant to options exercisable within 60 days.

(14) Includes 26,875 shares of Common Stock that Mr. Weisman has the right to acquire pursuant to options exercisable within 60 days.

(15) Includes 25,813 shares of Common Stock that Mr. Pizzo has the right to acquire pursuant to options exercisable within 60 days.

(16) Mr. Moufflet was named a director effective April 3, 2001.

(17) Includes 67,625 shares of Common Stock that Ms. Hoppe has the right to acquire pursuant to options exercisable within 60 days.

(18) Includes 623,769 shares of Common Stock which members of the group have the right to acquire pursuant to options exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended December 31, 2000, December 26, 1999 and December 27, 1998, the compensation for services in all capacities to the Corporation of the individuals serving or having served as chief executive officer and the other four most highly compensated executive officers of the Corporation during the fiscal year ended December 31, 2000 (collectively, the "Named Executive Officers"):

                                                  ANNUAL COMPENSATION
                                          -----------------------------------     SECURITIES
                                                               OTHER ANNUAL       UNDERLYING      ALL OTHER
                                          SALARY    BONUS      COMPENSATION        OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR     ($)     ($)(1)        ($)(2)            (#)(3)           ($)
---------------------------        ----   -------   ------    ---------------    ------------    ------------
David A. Dodd(4).................  2000   195,846       --         7,700           450,000             186(5)
  President and Chief
  Executive Officer
Desmond H. O'Connell, Jr.(6).....  2000   167,615       --        39,000            25,000              --
  Former (interim) President and   1999   101,000       --        17,000            75,000              --
  Chief Executive Officer          1998        --       --         4,000            36,000              --
Keith J. Thompson................  2000   190,000   85,400            --            15,000           8,550(5)
  Vice President,                  1999   165,000   25,000            --           225,000           7,612
  Diagnostic Operations            1998   140,000   31,000            --                --           3,245
Peter J. Pizzo, III(7)...........  2000   171,154   70,000            --            20,000           6,564(5)
  Vice President, Finance and
    Chief                          1999    90,960   16,000            --            49,000           2,661
  Financial Officer                1998    80,194   19,500            --                --           2,122
Toby L. Simon, M.D...............  2000   170,000   20,000            --            10,000           7,893(5)
  Vice President,                  1999   170,000       --            --            31,000           9,813
  Medical and Scientific Affairs   1998   165,000   24,000            --                --           5,904
P. Ann Hoppe.....................  2000   135,204   50,000            --                --          59,852(5)
  Former Vice President,           1999   177,500       --            --           141,000           9,384
  Regulatory Affairs               1998   160,384   27,000            --                --           6,832

---------------

(1) Represents cash bonuses earned in the year stated. As of the date of mailing of this Proxy Statement, Mr. Dodd's bonus for fiscal year 2000 had not been determined; however, under Mr. Dodd's employment agreement, he is eligible for a bonus ranging from between 50% and 75% of his base salary upon the achievement of certain operating goals.

(2) Represents an automobile allowance for Mr. Dodd and compensation for service on the Board of Directors for Mr. O'Connell.

(3) Represents options to purchase shares of Common Stock.

(4) Mr. Dodd was elected President and Chief Executive Officer effective June 1, 2000.

(5) Includes matching contributions to the Corporation's 401(k) plan of $6,353, $6,800 and $7,693 for Mr. Pizzo, Dr. Simon and Ms. Hoppe, respectively, and premiums paid for term life insurance of $186, $211, $1,093 and $2,347 for Mr. Dodd, Mr. Pizzo, Dr. Simon and Ms. Hoppe, respectively. For Mr. Thompson, represents matching contributions to a retirement plan available to U.K.-based employees. Also includes $49,812 for continuation of salary pursuant to a transition agreement with Ms. Hoppe.

(6) Mr. O'Connell served as interim President and Chief Executive Officer of the Corporation from September 10, 1999 to May 31, 2000.

(7) Mr. Pizzo served as Acting Chief Financial Officer from November 1999 to February 2000 and as Director, Financial Reporting from October 1996 to November 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2000 to each of the Named Executive Officers who received option grants during such year.

                                                                                       POTENTIAL REALIZED
                                                                                     VALUE OF ASSUMED ANNUAL
                            NUMBER OF                                                 RATES OF STOCK PRICE
                            SECURITIES                                                  APPRECIATION FOR
                            UNDERLYING       % OF TOTAL                                  OPTION TERM(1)
                             OPTIONS       OPTIONS GRANTED   EXERCISE                -----------------------
                             GRANTED       TO EMPLOYEES IN    PRICE     EXPIRATION     5.0%         10.0%
NAME                           (#)           FISCAL YEAR      ($/SH)       DATE         ($)          ($)
----                        ----------     ---------------   --------   ----------   ---------   -----------
David A. Dodd.............   225,000(2)         27.24%        $ 5.00    05/15/2006   $382,608    $  868,006
                             225,000(2)         27.24          5.375    05/16/2006    411,303       933,107
Desmond H. O'Connell,
  Jr......................    25,000(3)          3.03          4.688    04/18/2006     39,859        90,427
Keith J. Thompson.........    15,000(4)          1.82           6.00    12/31/2005     30,609        69,440
Peter J. Pizzo, III.......    20,000(5)          2.42          6.813     02/3/2006     46,338       105,125
Toby L. Simon, M.D........    10,000(4)          1.21           6.00    12/31/2005     20,406        46,294
P. Ann Hoppe..............        --               --             --            --         --            --

---------------

(1) Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and are not intended to forecast possible future appreciation, if any, of the Corporation's Common Stock price. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

(2) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the commencement of Mr. Dodd's employment, which was June 1, 2000.

(3) Mr. O'Connell received options to purchase 37,500 shares of Common Stock, 12,500 of which vested on the date of grant and 12,500 of which vested on May 10, 2000. The remaining 12,500 options were forfeited because he was no longer serving as interim President and Chief Executive Officer at the final vesting date, in accordance with the terms of his option agreement.

(4) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was December 31, 1999.

(5) These options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was February 3, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to (i) each exercise of options by the Named Executive Officers during the fiscal year ended December 31, 2000, (ii) the number of unexercised options held by each of the Named Executive Officers who held options as of December 31, 2000 and (iii) the value of unexercised in-the-money options as of December 31, 2000.

                                                                NUMBER OF
                                 SHARES                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               ACQUIRED ON    VALUE      UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                EXERCISE     REALIZED      FISCAL YEAR END(#)          AT FISCAL YEAR END ($)
NAME                               (#)         ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                           -----------   --------   -------------------------   ----------------------------
David A. Dodd................        --      $     --       --/450,000                   $--/$4,443,975
Desmond H. O'Connell, Jr.....        --            --     118,000/18,000                 1,028,125/--
Keith J. Thompson............        --            --     85,750/192,500               500,482/1,422,727
Peter J. Pizzo, III..........    10,000       103,120      20,813/59,000                13,887/487,510
Toby L. Simon, M.D...........    10,000        21,623      60,000/61,000                141,528/144,389
P. Ann Hoppe.................        --            --       102,625/--                    586,122/--

---------------

(1) Calculated on the basis of the fair market value of $15.06 of the Common Stock on December 31, 2000, minus the per share exercise price.

COMPENSATION OF DIRECTORS

     Commencing in 2000, non-employee directors are entitled to an annual retainer of $20,000 ($40,000 for the non-executive Chairman of the Board of Directors) for serving as a Board member and annual retainers of $5,000 for serving as a committee chairman and $2,000 for serving as a committee member. Directors are also paid $1,500 for each in-person Board or committee meeting attended and $500 for each telephonic Board or committee meeting attended. No additional compensation is payable to a director for a Committee meeting held on the same day as a Board meeting. Non-employee directors are also reimbursed for out-of-pocket expenses in connection with attendance at such meetings.

     In 1995, the Board of Directors adopted the Amended and Restated Non-Employee Directors Stock Option Plan (the "NED Plan") which was subsequently amended in May 1998 and May 2000. The NED Plan currently provides for an annual grant of options to purchase 10,000 shares of Common Stock (15,000 shares for a non-executive Chairman of the Board) (the "Annual Grant"), which vests over four quarters, to each eligible director on the date of the Corporation's annual meeting. Directors who have previously received a lump sum grant upon election to the Board (the "Lump-Sum Grant"), which vests over four years, are not eligible to receive the Annual Grant until such time as the Lump-Sum Grant becomes fully vested. The Compensation Committee administers the NED Plan.

     In May 2000, the Board of Directors adopted the Amended and Restated Serologicals Corporation Compensation Plan for Non-Employee Directors (the "Director Compensation Plan"). Pursuant to the Director Compensation Plan, each non-employee director of the Corporation may elect to receive his Board compensation either in cash, shares of Common Stock or partly in cash and partly in shares of Common Stock. In addition, an eligible director may defer the receipt of the Common Stock.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     In connection with the commencement of Mr. Dodd's employment, the Corporation entered into an employment agreement with him in May 2000 for an initial term of two years and subsequent automatic one-year renewals unless earlier terminated pursuant to the provisions thereof. Such agreement provides for a current base salary of $335,000 per annum, and eligibility to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate. Specifically, Mr. Dodd shall be entitled to a bonus equal to 50%-75% of his base salary upon the achievement of the operating goals established by the Board of Directors. Mr. Dodd's agreement also provides for certain insurance, an automobile allowance and other benefits. In addition, pursuant to such agreement, Mr. Dodd received options to purchase up to 450,000 shares of Common Stock, 225,000 of which have an exercise price of $5.00 per share and 225,000 of which have an exercise price of $5.375 per share. Such options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Dodd's employment, June 1, 2000.

     Mr. Dodd's agreement provides that if he is terminated for any reason other than "for cause", death or disability, he shall continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     In connection with the commencement of Mr. O'Connell's role as interim President and Chief Executive Officer, the Corporation entered into an agreement with him pursuant to which he was paid $2,000 for each full business day worked. In addition, pursuant to this agreement, Mr. O'Connell received options to purchase 75,000 shares of Common Stock with an exercise price of $4.81 per share, none of which had been exercised as of April 4, 2001. The options vested at a rate of 50% upon grant and 50% on March 10, 2000. On April 18, 2000, the Corporation and Mr. O'Connell entered into another agreement to retain Mr. O'Connell's services for an additional period, pursuant to which the Corporation granted Mr. O'Connell options to purchase 37,500 shares at an exercise price of $4.69 per share, 12,500 of which vested on the date of grant, 12,500 of which vested on of May 10, 2000 and 12,500 which were forfeited.

     In connection with Mr. Pizzo's appointment to the position of Vice President, Finance and Chief Financial Officer, the Corporation entered into an employment agreement with him in February 2000 for an initial term of one year and subsequent one-year periods unless terminated earlier pursuant to the provisions thereof. Such agreement provides for a current base salary of $175,000 per annum, participation in such bonus and incentive plans of the Corporation in which other executives of the Corporation are generally eligible to participate and certain insurance and other benefits. In addition, pursuant to such agreement, Mr. Pizzo received options to purchase 20,000 shares of Common Stock with an exercise price of $6.81 per share (none of which had been exercised as of April 4, 2001). Such options vest at the rate of 25% per annum, commencing with the first anniversary of Mr. Pizzo's appointment to his current position. Mr. Pizzo's agreement provides that if he is "constructively terminated" or terminated for any reason other than "for cause", death or disability, Mr. Pizzo shall receive one year of severance payable at the highest base salary held by him during his employment, as well as the continuation of his health insurance benefits during this severance period. "Constructive termination" shall be deemed to have occurred if the Corporation demotes Mr. Pizzo from his present position; changes his title or reporting relationship which results in a diminution of his position, duties, authority or responsibility; significantly reduces his duties; decreases his benefits or compensation by 10% or greater; significantly increases his duties or responsibilities without a corresponding change of title and increase in compensation; or relocates him to a location outside of the general community where he was employed as of the date that Mr. Pizzo assumed his current role. Such agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

     In connection with Mr. Thompson's appointment to the position of Vice President, Diagnostic Operations, the Corporation entered into an agreement with him in January 1998 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $190,000 and eligibility to participate in such bonus and compensation plans of the Corporation in which other officers of the Corporation are generally eligible to participate. The agreement also provides for participation in certain employee benefit programs of the Corporation. Mr. Thompson's agreement provides that only in the event his employment is terminated as a result of the elimination of his position, Mr. Thompson shall receive payments equivalent to his base salary for a nine-month period from the effective date of termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     In connection with the commencement of Dr. Simon's employment, the Corporation entered into an employment agreement with him in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provides for a current base salary of $170,000 per annum, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Dr. Simon received options to purchase 90,000 shares of Common Stock with an initial exercise price of $11.67 per share (of which 67,500 had been exercised as of April 4, 2001). Dr. Simon's agreement provides that only in the event his employment is terminated as a result of the elimination of his position, he shall receive payments equivalent to his base salary for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     In March 1998, the Corporation entered into severance agreements with Messrs. Thompson and Pizzo and Dr. Simon. Pursuant to these agreements, the executives are entitled to a lump-sum termination payment equal to two times (one time with respect to Mr. Pizzo) such executive's salary and bonus averaged over the most recent three-year period, a gross-up for excise taxes, if any, the continuation of all benefits for two years (one year with respect to Mr. Pizzo) and the vesting of all outstanding and unvested stock options in the event that within two years after the occurrence of a "Change in Control", either (i) the Corporation terminates such executive's employment or (ii) such executive terminates his employment following a "Constructive Dismissal". "Change in Control" is defined as (a) a majority change in the Board of Directors not approved by the incumbent Board, (b) any person or group (not including such executive) acquiring (i) beneficial ownership of thirty percent or more of the Corporation's voting securities or (ii) all or substantially all of the assets of the Corporation, (c) commencement of a tender offer for capital stock of the Corporation or (d) the stockholders of the Corporation approving the liquidation of the Corporation or the sale of all or substantially all of its assets. "Constructive Dismissal" is defined as (a) demotion, (b) changes in title or reporting relationship resulting in a diminution of position, duties, authority or responsibility, (c) significant reduction of duties, (d) material decrease in benefits or compensation by 10% or greater, (e) significant increase in duties or responsibilities without a corresponding change of title and increase in compensation or (f) relocation.

     In connection with the commencement of Ms. Hoppe's employment, the Corporation entered into an employment agreement with her in March 1997 for an initial term of one year and subsequent automatic one-year renewals unless terminated earlier pursuant to the provisions thereof. The agreement provided for a base salary of $185,000 per annum at the time of her termination of employment, participation in all bonus and incentive plans of the Corporation available to officers and certain insurance and other benefits. In addition, pursuant to such agreement, Ms. Hoppe received options to purchase 67,500 shares of Common Stock with an exercise price of $12.67 per share. Such options vested at the rate of 25% per annum, commencing with the first anniversary of the commencement of Ms. Hoppe's employment. Ms. Hoppe's agreement provided that if her employment was terminated for any reason other than "for cause", Ms. Hoppe would receive severance payments equivalent to her base salary plus benefits for a nine-month period. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

     Pursuant to a transition agreement entered into between the Corporation and Ms. Hoppe in January 2000, Ms. Hoppe continued to serve as Vice President, Regulatory Affairs of the Corporation during a transition period ended September 30, 2000. The agreement provides for Ms. Hoppe to receive nine months salary continuation for a period commencing at the conclusion of the transition period. Ms. Hoppe is also entitled to reimbursement of outplacement expenses up to $10,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are described under "Meetings of the Board" and their relationship to the Corporation is described under "Information as to Nominees and Other Directors."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes and reviews the Corporation's arrangements and programs for compensating its officers, including the Named Executive Officers and all compensation-related arrangements involving the Corporation's stock or stock options. The Compensation Committee is composed of directors who are neither officers nor employees of the Corporation.

  Philosophy and Strategy

     The Compensation Committee's philosophy is to design executive compensation packages that are competitive and reward employees for the Corporation's achievement of its strategic objectives and, in the long term, the creation of stockholder value. Under this approach, the Compensation Committee believes that the Corporation's executives and select key employees should receive an annual base salary which approximates the median for the market, the market being defined as a peer group of comparable companies. Annual cash incentive compensation, which is largely based upon the attainment of operating goals of the Corporation, as well as the achievement of individual performance objectives, is targeted to approximate the market median, resulting in annual cash compensation (base salary plus incentives) being at or near the market median if the Corporation achieves its financial objectives. To align the long-term interests of the Corporation's executives and managers with those of its stockholders and to encourage and reward above-average performance over time, the Compensation Committee believes that the Corporation's executives and select key employees should remain eligible to receive equity-based incentives, primarily in the form of stock options, at the market median, resulting in the Corporation's executives and select key managers receiving total direct compensation (base salary plus short-term and long-term incentives) in the 50th to 75th percentile of the market.

     In prior years, the Corporation retained outside compensation consultants to evaluate the Corporation's compensation practices from a competitive standpoint. In 2000, the Compensation Committee again utilized the expertise of an outside consulting firm to review the competitiveness of executive compensation in light of recent Corporation performance and changes in organizational structure. Working with the consulting firm, the Compensation Committee developed a new Stock Incentive Plan (the "Plan") designed to enhance the ability of the Corporation's executives and key managers to receive equity-based incentives. The Compensation Committee believes that the Plan will successfully advance the Corporation's long-term financial success by permitting it to attract and retain outstanding talent and motivate superior performance by encouraging and providing a means for the Corporation's executives and key managers to obtain an ownership interest in the Corporation. The Plan is being presented herein to the stockholders for approval at the Annual Meeting. In addition, in 2000, in consultation with the outside consulting firm, the Compensation Committee developed an incentive compensation program for executives and key employees including guidelines for cash bonuses and annual stock option grants.

  Determination of Compensation

     Salaries for all officers, other than the Chief Executive Officer, are recommended by the Chief Executive Officer to the Compensation Committee for its approval. The Compensation Committee determines the salary of the Chief Executive Officer.

     Annual cash incentive compensation, and, if applicable, the acceleration of the vesting period associated with certain stock options granted to executives and select key employees, are based largely upon the achievement of operating goals as well as upon the attainment of individual performance objectives. These operating goals are generally recommended by management, approved by the Chief Executive Officer and approved by the Compensation Committee and the Board of Directors at the beginning of each fiscal year. Cash incentives are earned based upon achievement of the operating goals and actual individual performance compared to the individual performance objectives. The Chief Executive Officer has the discretion, in limited circumstances and subject to approval of the Compensation Committee, to adjust annual cash incentives in the event that the achievement of corporate or divisional results does not adequately reflect a participant's effort. The percentage of a respective executive's salary, which may be earned as a cash incentive, varies depending on the individual's position and role with the Corporation during the plan year.

     Long-term incentives are provided primarily through the granting of stock options that typically vest ratably over a four-year period. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, based on the individual's position and role with the Corporation.

  Compensation of the Chief Executive Officer

     Mr. Dodd's compensation is determined based on an employment agreement entered into between him and the Corporation in May 2000. That agreement provides for an annual base salary, incentive compensation of 50-75% of base salary upon the achievement of operating goals established by the Board of Directors and an automobile allowance. In connection with the commencement of his employment, Mr. Dodd was also granted stock options to purchase 450,000 shares of the Corporation's common stock. In determining the terms of Mr. Dodd's agreement, the Compensation Committee relied, in part, on the advice of the Compensation Committee's external compensation consultant with respect to the market for chief executive officer compensation for a company like the Corporation.

     Mr. O'Connell's compensation was determined based on a letter agreement entered into between him and the Corporation in November 1999. The terms of the arrangement were based in part on the analysis done by the Compensation Committee's external compensation consultant, and the short-term nature of Mr. O'Connell's engagement as interim President and Chief Executive Officer.

  Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally limits the annual tax deduction for applicable remuneration paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the compensation to be paid to the Corporation's executives will exceed the deduction limit set by Section 162(m).

                             COMPENSATION COMMITTEE
                          Lawrence E. Tilton, Chairman
                               Matthew C. Weisman

     The foregoing report of the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Corporation's Common Stock from January 1, 1996 through December 31, 2000 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Pharmaceutical Stock Index. Cumulative total return values were calculated assuming an investment of $100 on December 31, 1995 and reinvestment of dividends.

                            SEROLOGICALS CORPORATION


TOTAL RETURN ANALYSIS

  DATE    NASDAQ PHARMACEUTICAL STOCKS   THE NASDAQ STOCK MARKET   SEROLOGICALS CORPORATION
  ----    ----------------------------   -----------------------   ------------------------
12/31/95              100.00                     100.00                     100.00
12/29/96               99.55                     123.19                     185.61
12/28/97              100.33                     145.10                     213.64
12/27/98              124.38                     209.57                     368.18
12/26/99              228.81                     374.23                      87.79
12/31/00              308.62                     237.59                     205.40

                      APPROVAL OF THE STOCK INCENTIVE PLAN

     On March 26, 2001, the Board of Directors adopted, subject to stockholder approval, the Serologicals Corporation Stock Incentive Plan (the "Plan") to allow the Corporation to continue making stock-based awards as part of the Corporation's compensation. The Plan is intended to succeed the existing Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, As Amended, and the Serologicals Corporation Amended and Restated 1995 Non-Employee Directors' Stock Option Plan, As Amended (the "Existing Plans"), which have an insufficient number of issuable shares remaining to support the Corporation's compensation needs. The aggregate number of shares of Common Stock issuable under all awards under the Plan is 1,500,000, plus that number of shares that remains available under the Existing Plans (1,290,713 shares at March 27, 2001) or becomes available because awards under the Existing Plans lapse or are terminated or otherwise are not issued under the Existing Plans. The Plan is consistent in substance with the Existing Plans and continues to provide for incentive stock options, non-statutory stock options, stock appreciation rights and other awards. The closing price of the Common Stock on March 30, 2001 was $13.50.

     The Board believes that, like the Existing Plans, the Plan will successfully advance the Corporation's long-term financial success by permitting it to attract and retain outstanding talent and motivate superior performance by encouraging and providing a means for key employees, non-employee directors, contractors and consultants to obtain an ownership interest in the Corporation.

     The favorable vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is necessary for approval of the Plan. Unless such vote is received, the Plan will not become effective.

     The complete text of the Plan is set forth in Appendix B hereto. The following description of the Plan is qualified in its entirety by reference to Appendix B.

ADMINISTRATION AND ELIGIBILITY

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation. The Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, non-employee directors, contractors and consultants of the Corporation and its Subsidiaries as the Committee, in its discretion, selects. The Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Corporation as it thinks is appropriate and is permitted by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. Shares granted under the Plan will be made available from authorized but unissued Common Stock or from Common Stock held in the treasury.

     The Existing Plans authorized the Corporation to issue a total of 5,685,000 shares of Common Stock. As of March 30, 2001, options to purchase 4,394,287 shares (net of shares forfeited totaling 866,415) had been granted under the Existing Plans since 1993 (1,776,532 of which had been exercised as of such date) and options to purchase 2,617,605 shares remain outstanding (1,434,778 of which had vested as of such date).

     The aggregate number of shares of Common Stock issuable under all awards under the Plan is 1,500,000, plus that number of shares that remains available under the Existing Plans (1,290,713 shares at March 30, 2001) and becomes available because awards under the Existing Plans lapse or are terminated or otherwise are not issued under the Existing Plans. The following other maximums are also imposed under the Plan: the maximum number of shares of Common Stock that may be issued in connection with "incentive stock options" ("ISOs") is 1,500,000; and the maximum number of shares of Common Stock that may be granted as awards other than as options or stock appreciation rights is 400,000.

     The maximum amount that may be granted as awards to any participant may not exceed: (i) in the case of stock-based awards, 1,000,000 shares of Common Stock (whether payable in cash or Common Stock) over any consecutive two calendar year period; (ii) in the case of awards made in cash or cash payments, a rate which exceeds $1,000,000 in respect of each full year in a Performance Cycle; and
(iii) in the case of dividend rights, dividend rights with respect to more than 1,000,000 shares of Common Stock. The shares of Common Stock subject to the Plan and each limit are subject to adjustment in accordance with Section 8(a) of the Plan.

OPTIONS

     The Plan authorizes the Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an ISO. The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Plan does not permit the Committee to subsequently reset or reduce the exercise price of any option below the fair market value of the Common Stock at the time the option was granted or to modify, amend, exchange or replace any option if such action would have the effect of reducing or resetting the exercise price without the approval of a majority of shareholders of the Corporation.

     The Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, Common Stock (valued at its fair market value on the date of exercise), a combination thereof, other awards or other property.

     To facilitate continued stock ownership in the Corporation by participants, the Committee may grant to participants who deliver shares of Common Stock to purchase Common Stock upon the exercise of a non-statutory stock option a new option (a so-called "reload option") equal to the number of shares of Common Stock delivered to pay the exercise price. The exercise price of such a reload option will be the fair market value of the Common Stock at the time of the grant.

     The Plan also provides for an automatic grant of options to non-employee directors annually. Generally, these options to purchase 10,000 shares of Common Stock (15,000 in the case of the non-executive Chairman of the Board) are granted to each non-employee director on May 15th of each year.

STOCK APPRECIATION RIGHTS

     The Plan authorizes the Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) a price specified by the Committee, which price may not be less than 100% of the fair market value of Common Stock at the time the stock appreciation right was granted. The Committee will determine the time at which a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

DEFERRED STOCK UNITS

     The Plan authorizes the Committee to grant to participants deferred stock units. A deferred stock unit is an award that entitles a participant to elect, at the discretion of the Committee, to defer receipt of all or a portion of a bonus, or a stock-based award or cash payment made pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Corporation will establish an account for the participant and will record in such account the number of deferred stock units granted to the participant (which units will be valued initially based upon the then market value of Common Stock). The Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Corporation during the period of deferral with respect to the corresponding number of shares of Common Stock.

RESTRICTED STOCK

     The Plan authorizes the Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Committee may designate at the time of the grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends or distributions are paid in Common Stock, the Common Stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the Common Stock has been distributed.

     Restricted stock will be forfeitable to the Corporation upon a participant's termination of employment during the applicable restricted period. The Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

CASH PAYMENTS

     The Plan authorizes the Committee, subject to limitations under applicable local law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

DIVIDEND RIGHTS

     The Plan authorizes the Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards. If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the tandemed award. If the dividend right is granted separately, it will lapse, expire or be forfeited as the Committee determines.

OTHER STOCK-BASED AWARDS

     To permit the Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may determine the terms and conditions of such stock-based awards.

LOANS

     The Committee may provide in any option grant that the Corporation may make loans to finance the exercise of an option, including the taxes payable by the optionee as a result of the exercise of the option. The terms and conditions of each loan, including the interest rates, maturity date and whether the loan will be secured or unsecured will be established by the Committee.

CHANGE OF CONTROL

     In the event of a change of control (as defined in the Plan), all awards granted under the Plan that are still outstanding and not yet vested or exercisable or which are subject to restrictions will become immediately 100% vested or free of any restrictions, as of the first date on which a change of control has occurred, unless such awards are assumed or replaced by an acquiring corporation or the award agreement provides otherwise. If an award to any employee is assumed or replaced and the employment of the participant with the acquiring corporation is subsequently terminated or terminates for any reason other than for cause (as defined in the Plan or in the participant's award agreement, as applicable) within 18 months of the date of the change of control, then the assumed or replaced awards that are outstanding on the day prior to the day the participant's employment terminates or is terminated will become 100% vested in the participant or free of any restrictions as of the date the participant's employment terminates or is terminated.

TERMS OF AWARDS

     The term of each award will be determined by the Committee at the time each award is granted, provided that the terms of options, stock appreciation rights and dividend rights may not exceed ten years.

     Awards granted under the Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

AWARD AGREEMENTS

     All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Committee may specify. Award agreements are not required to contain uniform terms or provisions.

TERMS OF THE PLAN; AMENDMENT AND ADJUSTMENT

     No awards may be granted under the Plan after ten (10) years from the date the Plan is approved by stockholders. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend the Plan from time to time, without the approval of the Corporation's stockholders, but the Board may not amend the Plan without the approval of the Corporation's stockholders to: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the Plan; or (iii) increase the number of shares of Common Stock subject to the Plan.

     The Plan provides that in the event of a stock dividend or stock split, or a combination or other increase or reduction in the number of issued shares of Common Stock, or other change in capitalization, the Committee will, in order to prevent dilution or enlargement of rights under awards, make adjustments in (i) the number and type of shares authorized by the Plan (including the limitations on the types of awards permitted under the Plan and the limitations on the awards to any individual) and covered by outstanding awards under the Plan, and
(ii) the exercise price, grant price or purchase price relating to any award under the Plan, if appropriate; provided, however, in each case, that no adjustment will be made that would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a performance-based award as performance-based compensation under Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Corporation and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to stock options, stock appreciation rights, deferred stock units, restricted stock, cash payments and dividend payments.

  ISOs

     A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the Common Stock on the date of exercise over the option exercise price will be an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax.

     If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO.

     If an optionee pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Corporation. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Corporation will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Corporation will begin on the date the ISO is exercised.

     Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised.

     The Corporation will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Corporation generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee.

  Non-statutory Stock Options

     A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee.

     The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Corporation, and will have a holding period that will include the holding period of the shares delivered. The new shares of Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised.

     In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Corporation generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee.

     Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

  Stock Appreciation Rights

     A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Corporation will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

  Deferred Stock Units

     A participant who is granted a deferred stock unit will not recognize any compensation income upon grant. The participant will recognize compensation income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Corporation will generally be entitled to a tax deduction in the year the deferred stock unit is settled in an amount equal to the compensation income recognized by the participant.

  Restricted Stock

     A participant who is granted restricted stock which is "nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Corporation as a compensation expense.

     A participant who is granted restricted stock may make an election under
Section 83(b) of the Code (a "Section 83(b) Election") to have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted.

     Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Corporation will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

  Cash and Dividend Payments

     A participant will recognize compensation income upon receipt of any cash pursuant to any award, including as a dividend right. If the participant is an employee of the Corporation, the cash payment will be subject to income and employment tax withholding. The Corporation will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

  Parachute Payments

     All or part of an award which becomes payable or which vests by reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Corporation.

  Certain Limitations on Deductibility of Executive Compensation

     Section 162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a corporation. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.

NEW PLAN BENEFITS
SEROLOGICALS CORPORATION STOCK INCENTIVE PLAN

     As of the date of this proxy statement, no options have been granted under the Plan. Generally, future awards under the Plan are discretionary so that it is not possible to determine who will receive awards and in what amounts in the event the Plan is approved. However, automatic option grants described above with respect to the Corporation's Common Stock will be made to each eligible non-employee director if the Plan is approved. The table below summarizes awards granted during fiscal year 2000 under the Existing Plans.

                                                                DOLLAR          NUMBER OF SHARES
NAME AND POSITION                                             VALUE(1)(2)   SUBJECT TO OPTIONS(1)(3)
-----------------                                             -----------   ------------------------
David A. Dodd
  President and Chief Executive Officer.....................  $4,443,975            450,000
Desmond H. O'Connell, Jr.
  Former President and Chief Executive Officer..............  $  259,375             25,000
Keith J. Thompson
  Vice President, Diagnostic Operations.....................  $  135,945             15,000
Peter J. Pizzo, III
  Vice President, Finance and Chief Financial Officer.......  $  165,010             20,000
Toby L. Simon, M.D.
  Vice President, Medical and Scientific Affairs............  $   90,630             10,000
P. Ann Hoppe
  Former Vice President, Regulatory Affairs.................  $       --                 --
Current Executive Officers as a Group (6 individuals).......  $5,459,035            570,000
Non-Executive Directors as a Group (6 individuals)(4).......  $  459,643             47,493
All Employees and Current Non-Executive Officers as a Group
  (19 individuals)..........................................  $1,655,569            179,350

---------------

(1) Reflects benefits under the Existing Plans received during the fiscal year ended December 31, 2000.

(2) Based on difference between the exercise price of the options and the December 31, 2000 closing sale price of the Common Stock of $15.063.

(3) Options granted during the fiscal year ended December 31, 2000.

(4) Does not include options granted to Mr. O'Connell pursuant to his employment as interim President and Chief Executive Officer.

BOARD RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of the Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxy.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's executive officers, directors and greater than ten percent beneficial owners are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, and written representations from its executive officers and directors, the Corporation believes that all of its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except that Lawrence E. Tilton, a director of the Corporation, did not file a Form 4 within the time period required for a single transaction during May 2000.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

     In accordance with the Corporation's Bylaws, any proposal by a stockholder which he or she believes should be voted upon at the Annual Meeting must be submitted in writing to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting or public disclosure thereof was given or made. In accordance with the Corporation's Certificate of Incorporation, nominations for directors made by stockholders must be submitted in the same manner. Each such submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the proponent's ownership of Common Stock of the Corporation. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. In addition, in accordance with the Exchange Act, proposals of stockholders intended to be presented at the next annual meeting of the Corporation's stockholders must be received by the Corporation for inclusion in the Corporation's 2002 Proxy Statement and form of proxy on or prior to December 6, 2001.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Stockholders of the Corporation for the fiscal year ended December 31, 2000 (the "Annual Report") as well as the Corporation's Form 10-K are being furnished simultaneously herewith. Such Annual Report and Form 10-K are not to be considered parts of this Proxy Statement.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as the Corporation's independent auditors for the 2001 fiscal year. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be available to make a statement if they desire to do so and to respond to questions from stockholders.

AUDIT FEES

     During the year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for the audit of the Corporation's financial statements including reviews of the Corporation's interim quarterly financial statements were approximately $220,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services related to financial information systems design and implementation for the year ended December 31, 2000.

OTHER FEES

     The aggregate fees billed for all professional services rendered by Arthur Andersen LLP for the year ended December 31, 2000 other than those described in the previous two paragraphs were approximately $218,000 (principally for internal audit services and tax services). The Audit Committee considered whether the provision of these services by Arthur Andersen LLP was compatible with maintaining Arthur Andersen LLP's independence.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          Peter J. Pizzo, III
                                          Secretary

Dated: April 4, 2001
Norcross, Georgia

                                                                      APPENDIX A

                            SEROLOGICALS CORPORATION
                CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS

A. PURPOSE

     The committee provides oversight for the company's programs that are intended to ensure that company activities are conducted in a legal and ethical manner. In so doing, the committee oversees all material aspects of the company's reporting, control, and audit functions, except those specifically related to the responsibilities of another committee of the board. The committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements.

B. MEMBERSHIP

     The committee will consist of three members, all of whom must be independent directors. Committee members will have (1) knowledge of the primary industries in which the company operates; (2) the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators; and (3) the ability to understand key business and financial risks and related controls and control processes. The committee will have access to its own counsel and other advisors at the committee's sole discretion.

     One member, preferably the chair, will be literate in business and financial reporting and control, including knowledge of the regulatory requirements and will have past employment experience in finance or accounting or other comparable experience or background.

C. MEETINGS

     The committee will have regular meetings at least quarterly, at times and places decided by the chair after consultation with committee members, the chair of the board, the other persons scheduled to attend all or part of the meeting. Additional meetings may be called at the request of two or more members of the committee, or the chair of the board, or the CEO.

D. OPERATING PRINCIPLES

     1. Communications. The chair and others on the committee will, to the extent appropriate, have contact throughout the year with senior management, other committee chairmen, and other key committee advisors, including external and internal auditors, as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

     2. Committee Educational Orientation. The committee, with management, will develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the company operates.

     3. Annual Plan. The committee, with input from management and other key committee advisors, will develop an annual plan for approval by the full board.

     4. Meeting Agenda. Committee meeting agendas will be the responsibility of the committee chair, with input from committee members and other interested parties.

     5. Expectations and Information Needs. The committee will communicate expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, will be received from management, auditors, compliance managers, and others at least one week in advance of meeting dates to allow adequate time for committee members to study the information.

     6. External Resources. The committee is authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

     7. Meeting Attendees. The committee will request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee will meet in private session with only the committee members. It is understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chair with or without management attendance. In any case, the committee will meet in executive session separately with internal and external auditors, at least annually.

     8. Reporting to the Board of Directors. The committee, through the committee chair, will report after each committee meeting to the board of directors. In addition, minutes of audit committee meetings, separately identifying monitoring activities from approvals, will be available to each board member.

     9. Committee Self Assessment. The committee annually will review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, external auditors, and others. Changes in role and/or responsibilities, if any, will be recommended to the board of directors for approval.

E. REPORTING TO SHAREHOLDERS

     The committee will prepare a report for inclusion in the company's public filings, such as proxy statements, as required or recommended by the SEC.

F. COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

     1. The external auditors, in their capacity as independent public accountants, will be responsible to the board of directors and the audit committee as representatives of the shareholders.

     2. As the external auditors review financial reports, they will be reporting to the audit committee. They will report all relevant issues to the committee responsive to the information needs identified by the committee. The committee will review the work of external auditors.

     3. The committee will annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee will ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee will discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it will take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     4. The internal audit function will be responsible to the board of directors through the committee.

     5. If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they will communicate these issues to the committee chair.

G. PRIMARY DUTIES

     1. The committee will review and assess:

          a. Risk Management. The company's business risk management process, including the adequacy of the company's overall control environment and controls in selected areas representing significant financial and business risk.

          b. Financial Reports and Other Major Regulatory Filings. All major financial reports, including quarterly reports, in advance of filings or distribution.

          c. Internal Controls and Regulatory Compliance. The company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

          d. Internal Audit Responsibilities. The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

          e. Regulatory Examinations. SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

          f. External Audit Responsibilities. Auditor independence and the overall scope and focus of the annual and interim audits, including the scope and level of involvement with unaudited quarterly or other interim-period information.

          g. Financial Reporting and Controls. Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

          h. Auditor Recommendations. Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting, including the quality of the company's financial and audit personnel.

     2. The committee will review, assess, and approve:

          a. The code of ethical conduct.

          b. The internal auditor charter.

          c. Changes in important accounting principles and the application thereof in both interim and annual financial reports.

          d. Significant conflicts of interest and related-party transactions.

          e. External auditor performance and changes in external audit firm (subject to ratification by the full board).

          f. Internal auditor and compliance performance and changes in internal audit leadership, key financial management, and or compliance leadership.

                                                                      APPENDIX B

                            SEROLOGICALS CORPORATION
                              STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE OF THE PLAN

     The purpose of the Serologicals Corporation Stock Incentive Plan (the "Plan") is to further the interests of Serologicals Corporation (the "Company") and its stockholders by providing long-term performance incentives to those key employees, nonemployee directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Award" means any Option, SAR, Restricted Stock, Dividend Right, Deferred Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

          (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

          (c) "Cause" shall have the meaning given such term in the Award Agreement, or if not defined in the Participant's Award Agreement, as defined in the employment agreement between the Participant and the Company or any Subsidiary, or if there is no employment agreement, "Cause" shall mean: (i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company's or any Subsidiary's business; (iii) habitual drunkenness or narcotic drug addiction; (iv) conviction of, or a plea of nolo contendere with respect to, a felony; (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant;
     (vi) the Participant's willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant's material breach of his or her duties following a Change in Control that do not differ in any material respect from the Participant's duties and responsibilities during the 90-day period immediately prior to such Change in Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach. If "Cause" is defined in both an employment agreement and an Award Agreement, the meaning thereof in the Award Agreement shall control, unless the Committee otherwise determines at the time the Award is granted.

          (d) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (y) a person who acquires such securities directly from the Company in a privately-negotiated transaction, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

          Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the date which is twenty-four months prior to the date of determination or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          (g) "Deferred Stock Unit" means an Award that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock at a specified date as elected by a Participant.

          (h) "Dividend Rights" means the right to receive in cash or shares of Stock, or have credited to an account maintained under the Plan for later payment in cash or shares of Stock, an amount equal to the dividends paid with respect to a specified number of shares of Stock (other than a Stock dividend that results in adjustments pursuant to Section 8(a)).

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the average, weighted inversely by the number of days from the relevant date, of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

          (k) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Option" means a right granted to a Participant pursuant to
     Section 6(b) or (c) to purchase Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO, or a nonstatutory Option (an Option not designated as an ISO).

          (m) "Performance Goal" means a goal, expressed in terms of cash generation targets, profits or revenue targets on an absolute or per share basis (including, but not limited to, EBIT, EBITDA, operating income, EPS), market share targets, profitability targets as measured through return ratios, stockholder returns, or any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division, or department.

          (n) "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

          (o) "Prior Plans" means the Serologicals Corporation Second Amended and Restated 1994 Omnibus Incentive Plan, As Amended, and the Serologicals Corporation Amended and Restated 1995 Non-Employee Directors' Stock Option Plan, As Amended.

          (p) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

          (q) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(f) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

          (r) "Stock" means the common stock, $0.01 par value, of the Company.

          (s) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, including but not limited to any Option, SAR, Restricted Stock or Stock granted as a bonus or Awards in lieu of cash obligations.

          (t) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

SECTION 3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees, nonemployee directors, contractors and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise such authority and perform such functions, including, without limitation, the selection of Participants and the grant of Awards, as the Committee may determine, to the extent permitted under Rule 16b-3 under the Exchange Act,
Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

SECTION 4.  PARTICIPATION IN THE PLAN

     Participants in the Plan shall be key employees, nonemployee directors, contractors and consultants of the Company and its Subsidiaries; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

SECTION 5.  PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

          (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 1,500,000 shares increased for remaining available shares under Prior Plans, plus any shares of Stock that are represented by awards outstanding on the effective date of the Plan and that are subsequently forfeited, canceled or expire unexercised under the Prior Plans.

          No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tender or retained shall again be available for Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards to grant future awards as a commitment of the Company or any Subsidiary in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

          (b) Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan. The maximum number of shares of Stock (i) that may be issued in connection with ISOs shall not exceed 1,500,000 shares and (ii) that may be delivered pursuant to or in settlement of Awards other than Options or SARs shall not exceed 400,000 shares. Subject to the provisions of Section 8(a) hereof, the maximum amount which may be granted as Awards to any Participant shall not exceed
     (i) in the case of Stock-Based Awards, 1,000,000 shares of Stock (whether payable in cash or Stock), over any consecutive two calendar year period,
     (ii) in the case of Awards made in cash or cash payments, at a rate which exceeds $1,000,000 in respect of each full year in the Performance Cycle and (iii) in the case of Dividend Rights, Dividend Rights with respect to more than 1,000,000 shares of Stock.

SECTION 6.  AWARDS

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

          (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

             (i) The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

             (ii) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), the means or methods of payment, including by "attestation" and through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option.

             (iii) The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

             (iv) The Committee may not reset or reduce the exercise price of any Option below the Fair Market Value of the Stock at the time such Option was granted, or modify, amend, exchange or replace any Option such that the effect is to reset or reduce the exercise price, without prior approval by holders of a majority of the votes cast.

          (c) Director Options.

             (i) The Committee shall grant to each non-employee director annually an Option (a "Director Option") to purchase 10,000 shares of Stock (15,000 shares in the case of the non-executive Chairman of the Board), such grant to be made on May 15 each year; provided, that the first grant of an Option to a particular non-employee director who was elected as a director prior to May 16, 2000, shall be made on the day after the lump-sum option granted to such director upon becoming a director under the Serologicals Corporation Amended and Restated 1995 Non-Employee Directors' Stock Option Plan, As Amended, has vested, pro-rated to the next succeeding May 15. Director Option grants shall also be pro-rated for any director or non-executive Chairman of the Board who commences serving as such on a day other than May 15 from the date of commencement of such service. Any non-employee director entitled to a Director Option may decline such Director Option.

             (ii) Director Options shall vest over the first year after the date of the grant of the Director Options at the rate of 25 percent for each completed three-month period after the date of the grant of the Director Option.

             (iii) The exercise price of each Director Option shall be the Fair Market Value of the shares covered thereby at the time the Director Option is granted. Each Director Option, to the extent vested, may be exercised in whole or in part, the exercise price may be paid in cash or by the surrender at Fair Market Value of Stock (either actually, by attestation or otherwise), or by any combination of cash and shares of Stock, and shall be subject to such other terms and provisions as the Committee shall determine.

          (d) Deferred Stock Units. The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or a Stock-Based Award or cash payment granted under the Plan if so elected by a Participant under such terms and conditions as the Committee shall determine. Settlement of any Deferred Stock Units shall be made in cash or shares of Stock.

          (e) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

             (i) Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

             (ii) Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any Performance Goal requirement upon the death, disability, retirement or otherwise of a Participant, whenever the Committee determines that such action is in the best interests of the Company.

             (iii) Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

             (iv) Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

          (f) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

             (i) An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

             (ii) The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

          (g) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

          (h) Dividend Rights. The Committee is authorized to grant Dividend Rights to Participants on the following terms and conditions:

             (i) Dividend Rights may be granted either separately or in tandem with any other Award. If any Dividend Rights are granted in tandem with any other Award, such Dividend Rights shall lapse, expire or be forfeited simultaneously with the lapse, expiration, forfeiture, payment or exercise of the Award to which the Dividend Rights are tandemed. If Dividend Rights are granted separately, such Dividend Rights shall lapse, expire or be terminated at such times or under such conditions as the Committee shall establish.

             (ii) The Committee may provide that the dividends attributable to Dividend Rights may be paid currently or the amount thereof may be credited to a Participant's Plan account. The dividends credited to a Participant's account may be credited with interest, or treated as used to purchase at Fair Market Value Stock or other property in accordance with such methods or procedures as the Committee shall determine and shall be set forth in the Award Agreement evidencing such Dividend Rights. Any crediting of Dividends Rights may be subject to restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Stock or Stock equivalents. The Committee may provide that the payment of any Dividend Rights shall be made, or once made, may be forfeited under such conditions as the Committee, in its sole discretion, may determine.

          (i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards, in addition to those provided in Sections 6(b), (c),
     (d), (e) and (f) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

SECTION 7.  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or (except as provided in Section 6(b)(iv)) in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

             (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

             (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

          (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

          (c) Performance Goals. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

          (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (including any Director Option), SAR or Dividend Right exceed a period of ten years from the date of its grant (or in the case of any ISO, such shorter period as may be applicable under Section 422 of the Code).

          (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, or on a deferred basis. The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Stock that would otherwise be due to such Participant in payment or settlement of an Award under the Plan. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of Dividend Rights in respect of deferred amounts credited in Stock equivalents.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

          (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

          (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of a Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award (other than Options and SARs granted at not less than Fair Market Value) is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

          (h) Change of Control. Except to the extent provided otherwise in the Award Agreement, in the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, unless such Awards are assumed or replaced by an acquiring company. If an Award to any employee is assumed or replaced and the employment of the Participant with the acquiring company is terminated or terminates for any reason other than Cause within 18 months of the date of the Change of Control, then the assumed or replaced Awards that are outstanding on the day prior to the day the Participant's employment terminates or is terminated shall become 100% vested in the Participant or free of any restrictions as of the date the Participant's employment terminates or is terminated.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN CERTAIN EVENTS

          (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and
     (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

          (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

SECTION 9.  GENERAL PROVISIONS

          (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

          The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

          Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2001 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards;
     (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock subject to the Plan.

          (b) No Right to Award or Employment. No employee, director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period.

          (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

          (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

          (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

          (f) Securities Law Requirements. The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

          (g) Termination. The Plan shall terminate upon the earlier of (i) the adoption of a resolution by the Committee terminating the Plan; or (ii) ten years from the date the Plan is initially approved by the stockholders of the Company at the 2001 Annual Meeting of Stockholders.

          (h) Prior Plans. This Plan replaces and supercedes the Prior Plans, and the Prior Plans shall automatically terminate when the Plan becomes effective, except that such termination shall not affect any grants or awards then outstanding under the Prior Plans.

          (i) Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

          (j) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

          (k) Stockholder Approval. The Plan shall not be effective unless and until the Plan is approved by the stockholders of the Company at the Company's 2001 Annual Meeting of Stockholders.

                            SEROLOGICALS CORPORATION

                                                                SKU #SROCM-PS-01

                              --- DETACH HERE ---

PROXY    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF    PROXY

                            SEROLOGICALS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2001, and does hereby appoint Desmond H. O'Connell, Jr., David A. Dodd and Peter J. Pizzo, III or any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., local time, on May 8, 2001 at the Atlanta Marriott Norcross, 475 Technology Parkway, Norcross, Georgia 30092, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN AND FOR THE CORPORATION'S STOCK INCENTIVE PLAN.

     PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of this Proxy Card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?

------------------------------      --------------------------------

------------------------------      --------------------------------

------------------------------      --------------------------------

SEROLOGICALS CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398




                                  DETACH HERE                             ZSROC1

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.                                                        |
                                                                         |
                                                                         |______


------------------------------------------
        SEROLOGICALS CORPORATION
------------------------------------------                     2. Approval of the Corporation's       FOR   AGAINST   ABSTAIN
1. Election of Directors                                          Stock Incentive Plan.               [ ]     [ ]       [ ]
       (01) DESMOND H. O'CONNELL, JR.
       (02) GEORGE M. SHAW, M.D., PH.D.                        3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the
      FOR [ ]           [ ] WITHHOLD                              Meeting or any adjournment(s) thereof.
      ALL                   FROM ALL
   NOMINEES                 NOMINEES

 [ ]
    --------------------------------------
    For all nominees except as noted above
                                                                  Mark box at right if you intend to attend the Annual  [ ]
                                                                  Meeting of Stockholders.

                                                                  Mark box at right if an address change or comment has [ ]
                                                                  been noted on the reverse side of this card.


                                                                  Please be sure to sign and date this Proxy.


Signature:                                Date:                 Signature:                                Date:
           ------------------------------       --------------             ------------------------------       --------------